PROXY CARD

POST-VENTURE FUND
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2009

The undersigned, revoking prior proxies, hereby appoints Jay Jacobs as attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Post-Venture Fund (the “Fund”), a series of the Embarcadero Funds, Inc. (the “Company”), to be held at 3 Embarcadero Center, Suite 1120, San Francisco, California 94111, on May 13, 2009, at 10:00 a.m., local time, or at any adjournment thereof, upon the proposals described in the Notice of Special Meeting and accompanying Proxy Statement which have been received by the undersigned.

This proxy is solicited on behalf of the Company’s Board of Directors, and the proposals (set forth on the reverse side of this proxy card) have been APPROVED by the Board of Directors.

When properly executed, this proxy will be voted as indicated on the reverse side or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

Note: Please sign this proxy exactly as your name or names appear hereon. Each joint owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

[ADDRESS LINE 1]
[ADDRESS LINE 2]
[ADDRESS LINE 3]
[ADDRESS LINE 4]	____________________________________________
[ADDRESS LINE 5]	Signature	Date
[ADDRESS LINE 6]
[ADDRESS LINE 7]
____________________________________________________
	Signature (if held jointly)	Date

__________________________________________
Title if a corporation, partnership or other entity

• FOLD HERE •

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. Internet:

Log on to www.proxyonline.com. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number and check digit found in the box at the right at the time you execute your vote.

Control Number:
2. Touchtone Phone:	Simply dial toll-free 1-866-458-9858 and follow the automated instructions. Please have this proxy card available at the time of the call.
3. Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

PROXY CARD

POST-VENTURE FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2009

THE BOARD OF DIRECTORS HAS APPROVED EACH PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH PROPOSAL LISTED BELOW.

TO VOTE “FOR” ON ALL PROPOSALS, PLEASE MARK THIS BOX. ☐ No other vote is necessary.

TO VOTE EACH INDIVIDUAL PROPOSAL, MARK ONE BOX IN BLUE OR BLACK INK. Example: [ ]

PROPOSALS:

		FOR	AGAINST	ABSTAIN
1.	To approve a new Investment Advisory Agreement with Van Wagoner Capital Management, Inc.	☐	☐	☐
2A.	To approve a new Subadvisory Agreement with AlphaStream Capital Management LLC.	☐	☐	☐
2B.	To approve a new Subadvisory Agreement with Sage Capital Management, LLC.	☐	☐	☐
2C.	To approve a new Subadvisory Agreement with Ten Asset Management.	☐	☐	☐
2D.	To approve a new Subadvisory Agreement with TWIN Capital Management, Inc.	☐	☐	☐
2E.	To approve a new Subadvisory Agreement with Zacks Investment Management.	☐	☐	☐
2F.	To approve a new Subadvisory Agreement with Nakoma Capital Management, LLC.	☐	☐	☐
2G.	To approve a new Subadvisory Agreement with Nicholas Investment Partners, L.P.	☐	☐	☐
2H.	To approve a new Subadvisory Agreement with Simran Capital Management LLC.	☐	☐	☐
2I.	To approve a new Subadvisory Agreement with Sunnymeath Asset Management, Inc.	☐	☐	☐
2J.	To approve a new Subadvisory Agreement with SSI Investment Management, Inc.	☐	☐	☐
3.	To approve a manager of managers structure.	☐	☐	☐
4.	To approve a change of diversification classification.	☐	☐	☐
5.	To approve elimination of industry concentration limitations.	☐	☐	☐

EVERY SHAREHOLDER’S VOTE IS IMPORTANT! PLEASE VOTE, SIGN AND DATE THIS PROXY
AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE